




INmuneBio
INNATE IMMUNITY

September 2018v6




Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-227122
Dated September 26, 2018
(To Preliminary Prospectus dated September 26, 2018)

- Free Writing Prospectus
- INmune Bio Inc. Company Presentation

- This free writing prospectus relates to the proposed initial public offering of shares of common stock of INmune Bio Inc. (the "Company"), which are being registered on a Registration Statement on Form S-1 (No. 333-227122) (the "Registration Statement"). This free writing prospectus also relates to the sales of a warrant to the representative of the underwriters to purchase common stock and common stock underlying such warrant, both of which are being registered on the Registration Statement. This free writing prospectus should be read together with the preliminary prospectus dated August 30, 2018 included in that Registration Statement, which can be accessed through the following link:
- https://www.sec.gov/Archives/edgar/data/1711754/000164033418001703/inmune_s1.htm
-
- The Company has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Univest Securities, LLC, Prospectus Department, at +1 (212)343-8888.

Forward-Looking Statements

INmuneBio
INNATE IMMUNITY

This presentation contains "forward-looking statements" Forward-looking statements reflect our current view about future events. When used in this presentation, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this presentation relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled "Risk Factors") relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Summary of the Offering

INmuneBio INNATE IMMUNITY

Listing	NASDAQ
Ticker	INMB
Proposed offering price	$8
Minimum offering amount	$8,000,000
Maximum offering amount	$20,000,000
Shares to be outstanding after offering*	
Minimum	9,719,441
Maximum	11,219,411

*Per S-1/A filed on 9-26-18

Reprogramming innate immunity to fight cancer

INmuneBio
INNATE IMMUNITY

New solutions to difficult problems

- **INB03** – targets myeloid-derived suppressor cells (MDSC) to reverse resistance to CPI*
- **INKmune** – targets residual disease, the cause of cancer relapse

Flexible therapies to simplify cancer care

- Both platforms treat multiple types of hematologic malignancies and solid tumors
- Both platforms can be used alone or as part of combination therapy

* Checkpoint inhibitors such as anti-PD1/PD-L1 or anti-CTLA4

How is INmune Bio different?

Difference #1

- Most I/O companies focus on the adaptive immune system (T cells)
- INmune Bio focused on the innate immune system (NK and MDSC)

Difference #2

- Most I/O therapy focused on "*effector cells*" that kill cancer (T and NK cells)
- INB03 focused on the *"protector cells"* of TME that protect the cancer from the patient's immune system and immunotherapy


Innate Immune System
NK cells
Protector Cells
MDSC
Adaptive Immune System
Effector Cells
T & NK cells

Complex immunology of TME



Blood Endothelium
PROTECTOR
EFFECTOR
Tumor
Tumor Associated Macrophages [TAM]
Myeloid-Derived Suppressor Cell [M-MDSC]
Cancer-Associated Fibroblast [CAF]
Cytokine
Chemokine
T Cell
Natural Killer Cells [NKC]
Dendritic Cell

Investment Opportunity

INmuneBio INNATE IMMUNITY

- Platforms target "ignored" elements of cancer immunotherapy
  - innate immune system
  - "protector" cells of the TME
- Targeting immunology not malignancy
  - platforms treat many types of cancer based on immunologic biomarkers
- Target large markets with unsolved problems
  - patients not responding to CPI
  - residual disease – the cause of cancer relapse
- Market expansion vs market segmentation growth strategy

Taking the brakes off the immune system

INmuneBio
INNATE IMMUNITY

INB03

MDSC inhibitor

INB03 neutralizes soluble TNF

- ***Goal:*** decrease number and function of MDSC
- **Outcome:** increase the number of patients sensitive to CPI
- ***Market:*** patients resistant or refractory to CPI

Targeting "protector" cells

INKmune

Primes NK to kill cancer

INKmune reverses a known mechanism of immune evasion

- ***Goal:*** allow patient's NK cells to target their cancer
- ***Outcome:*** eliminate residual disease that causes relapse
- ***Market:*** cancer patients not eligible for antibody therapy

Targeting "effector" cells




INB03

Targeting MDSC




MDSCs Predicts Resistance to CPI

INmuneBio INNATE IMMUNITY

209 Stage IV Melanoma treated with Ipilimumab – resistance to CPI seen in patients with ↑MDSC in blood

(Wolchok2016)



C
MDSCs < 5.1%
MDSCs < 9.5%
MDSCs ≥ 9.5%
P = 6.7 × 10-11
1.0
0.8
0.6
0.4
0.2
0.0
Survival probability
0
1
2
3
4
5
Years

MDSC is the "Queen Bee" of the TME

- MDSC differentiate from normal myeloid precursor
- MDSC don't exist without chronic inflammation
- MDSC promote development Tregs TAM and CAF



Macrophages
Monocytes
Dendritic Cells
MPPs
CMPs
GMPs
NORMAL
Granulocytes
HSCs
CHRONIC
INFLAMMATION
PMN-
MDSC
Immature Myeloid
Progenitor Cells
M-MDSC
TAMs

MDSC in cancer

Lethal cycle of chronic inflammation, immunosuppression, cancer progression and metastasis



Chronic Inflammation
MDSC Proliferation
Immunosuppressive TME
Cancer growth and metastasis
MDSC levels predict severity of cancer, death from cancer and resistance to immunotherapy

INB03: selective inhibitor of soluble TNF

- *In silico* designed protein nearly identical to human TNF protein
  - 2 mutations produce mechanism-of-action
- Excellent CMC and pharmaceutical properties
  - Expressed in E.coli
  - Once a week patient administration as single subQ injection
- Xencor IND for RA
- 53 publications

17kDal non-glycosylated protein attached to 10 kDal linear PEG with 18 hour half life


binding site
mutations
PEG site

see Steed et al., *Science*, 301, 2003

How INB03 neutralizes sTNF


Normal sTNF activity
Active TNF
+
TNFR
sTNF bind
TNFR
Inflammation
INB03
+
Active TNF
or
Inactive
heterotrimers
No sTNF activity
Heterotrimers
cannot bind
TNFR
NO
Inflammation

Why is INB03 different?

INmuneBio
INNATE IMMUNITY

Normal TNF Biology


TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

INB03 does not neutralize tmTNF


X
INB03
tmTNF
tmTNF binds TNFR
with normal function

Approved TNF inhibitors


TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

Prevent function of
sTNF and tmTNF

INB03


TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

Neutralizes sTNF allowing
normal of TM TNF

INB03: murine MCA model of fibrosarcoma

tmTNF necessary for NK/DC cross-talk and recruitment of CD8+ve lymphocytes to the tumor

↓MDSC in tumor



% cells
0
2
4
6
8
10
12
14
16
control
etanercept
INB03

Decreased sTNF inhibition prevents phosphorylation of STAT3

+

↑CD8+ lymphocytes in tumor



0
1
2
3
4
5
6
7
8
9
10
etanercept
INB03

tmTNF promotes NK/DC crosstalk that recruits CD+8 TILs

=

↑112 day survival



animals
0
1
2
3
4
5
6
7
8
9
10
control
INB03
Alive
dead

↓MDSC with ↑CD8+TIL results in better survival

Vujanovic2016

INB03 Development Program

INmuneBio INNATE IMMUNITY

Ongoing Phase 1 open-label, dose-escalation trial

12 patients with advanced solid tumors with biomarkers of chronic inflammation including ↑ MDSC

- Treatment: INB03 sub-cutaneous once a week
- Endpoints:
  - Safety
  - ↓ MDSC

Phase 2 trial in Stage IV melanoma ± CPI*

Patients resistant to CPI with ↑ MDSC*

- Treatment*: combo therapy INB03 ± CPI
- Endpoints*:
  - ↓ MDSC
  - No resistance to CPI
    - Improved progression free/overall survival

*subject to modification pending results of Phase I



INKmune

NK Cell Therapeutic



INKmune: Primes NK Cells to Kill Cancer

INmuneBio INNATE IMMUNITY

Residual disease cannot be eliminated without activated NK cells



100
80
60
40
20
0
0 12 24 36 48 60 72 84 96 108
Months in CR
survivors
>12% NK operational
<12% NK operational
p=0.001
"relapsers"

modified from Lowdell1995

How Cancer Evades NK Killing...


Survivor
Relapser
INKmune
treated
Relapser
Priming
S1
Triggering
S2
Priming
Triggering
S2
Priming
INKmune
Triggering
aNK Cell
Pre-Cancer Cell
rNK Cell
Cancer Cell
TpNK Cell
Dead-Cancer Cell
Survivor cancer cells express *both* priming and triggering ligands, allowing NK cell killing
Cancer down-regulates S1, "evading" NK cells, allowing cancer to grow
INKmune artificially replaces S1 allowing binds to the NK to engage and kill cancer cells

aNK Cell = Activated NK Cell
rNK Cell = Resting NK Cell

INKmune: "universal" Cancer Therapy

INmuneBio INNATE IMMUNITY



M1
M2
Events
CD138 PE
Nil
NK
TpNK
To-Pro
FSC

INKmune TpNK are active against many types of cancers:

- *Blood cancers:* AML, MM, lymphoma
- *Solid tumors:* breast, ovary, prostate, renal, lung



% Specific lysis
AML
CLL
MCF-7



% specific lysis
NK Ova
TpNK Ova
NK CaBr
TpNK CaBr

modified from Lowdell2007 and 2011

INB16 vs cytokine priming – Differential protein expression @16h


K562
Daudi
INB16
RPMI-8226
IL-2
IL-15
IL-18
IL-12/15/18
CD16
CD54 (ICAM-1)
CD62L
CD184 (CXCR4)
CD226 (DNAM-1)
CD244 (2B4)
CD314 (NKG2D)
CD335 (NKp46)
CD337 (NKp30)
NKp80
Colour Key
≤ 75% Decrease
No change
≤ 75% Increase

- Paradoxical decrease (not loss) in ligand expression associated with increased function
- INKmune priming fundamentally different than cytokine or antibody priming

INKmune primed NK cell killing assay



Real-Time Cytolysis Plot
INKmune added
NK added
% Cytolysis
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
24.0
36.0
48.0
60.0
72.0
84.0
Time (hr Post-Treatment)
NK 1:1
NK 2:1
NK 5:1
NK 20:1
TP-NK 1:1
TP-NK 2:1
TP-NK 5:1

Results with 1st-Generation TpNK Therapy

AML Phase 1

TpNK therapy made a difference

2 Phase 1 clinical trials; 20 patients with high-risk AML using *ex vivo*, personalized TpNK therapy

Clinical Results

- *Prolonged* remissions with excellent quality of life
- Put chemo-resistant disease into remission
- 2 patients remain alive in complete remission after >3 years

Conclusions:

- TpNK biology translated to the clinic
- Most patients relapsed – need multiple treatments
- Personalized therapy cumbersome – need universal off-the-shelf solution

INKmune Development Program

2nd-generation TpNK causes in vivo priming so patient's NK cells can kill their cancer by targeting naturally occurring tumor antigens

Phase 1/2 study in relapsed/ refractory CaOva

Platinum resistant/refractory patients with residual disease

- Treatment: INKmune IP
- Endpoints:
  - Safety
  - ↑ NK activation and tumor killing
  - ↓ tumor burden*

Phase 1/2 dose-finding study in high-risk MDS

Patients with high-risk MDS and measurable disease

- Treatment: INKmune IV
- Endpoints:
  - ↑ NK activation and tumor killing
  - ↓ blasts in marrow*

*in Phase II

INKmune therapy weekly times three then monthly

NK cells and INKmune in ovarian cancer

SKOV3 killing by NK cells from healthy donor (HD) or CaOva patient ascites



% Viable SKOV3 Cells
100
80
60
40
20
0
*
*
SKOV-3 ALONE
HD NK+SKOV3
HD TpNK+SKOV3
HD LAK+SKOV3
PT08 ASC NK+SKOV3
PT08 ASC TpNK+SKOV3
PT08 ASC LAK+SKOV3

↓ Patient ascites NK cells kill SKOV3

*IL2 primed NK cells do not kill SKOV3

Intellectual Property

INB03

- 2021 – composition-of-matter (licensed from Xencor)
- 2035 – use for treatment of cancer (licensed from University of Pittsburgh)
- Multiple filings in process

INKmune

- 2035 – use for treatment of cancer
- Multiple filings in process

Continuing to expand patent portfolio for both platforms

Accomplished Leadership

Management

RJ Tesi, MD
Chief Executive Officer & Chief Medical Officer

Mark Lowdell, PhD
Chief Scientific Officer

David Moss
Chief Financial Officer

Board of Directors

J. Kelly Ganjei
CEO of Cognate

Timothy Schroeder
CEO and Founder of CTI

David Szymkowski, PhD
VP of Cell Biology

Scott Juda
Founder and Managing Member, Fossick Capital

For complete biographies, visit www.inmunebio.com

Use of Proceeds – $20M raise

INmuneBio
INNATE IMMUNITY

INKmune Phase 1 & 2 ovarian cancer	$4M
INB03 Phase 1 elevated MDSC	$1.5M
INB03 Phase 2 CPI combo	$2.5M
INKmune high-risk MDS	$4M
Manufacturing scale-up	$3M
R&D, working capital and general corporate	$3.1M

Maximum offering net proceeds expected to be $18.1 million; minimum offering expected to be $6.9 million

If minimum is raised, will conduct only Phase 1 & 2 clinical trial for ovarian cancer and Phase 1 clinical trial for elevated MDSC

Opportunity and Competition

INmuneBio INNATE IMMUNITY

INB03

- Approved TNF inhibitors should not enter cancer market because of immunosuppression
- CPI Potentiator - new class of drugs targeting immunology of TME
- Should improve size and value of traditional existing CPI markets

INKmune

- Should provide antibody-like immunotherapy to patients with a caner not served by market
  - eg: HER2-ve breast cancer
- Uses patient's NK cells (eg: Genentech) not "new" NK cells (eg: Fate and Nantkwest)

The Investment Opportunity

- ***Clinical stage company*** in rapidly growing immunotherapy market -13% annually*
- ***Target ignored elements of immuno-oncology*** – innate immune system and "protector" cells
- ***Flexible platforms*** – can treat hematologic malignancies and solid tumors as part of combination therapy
- ***Targeting large markets***
  - INB03 – CPI refractory or resistant patients
  - INKmune – patients with residual disease
- Immunologic ***biomarker directed*** clinician trials
- Significant ***growth opportunities*** exist through licensing, partnerships and line extensions

*Markets and Markets

Appendix

INB03: CPI Potentiator

INmuneBio INNATE IMMUNITY

- CPI promote patient's T cells to attack their cancer; have become the backbone of cancer therapy
  - CPIs expected to be best-selling class of cancer drugs by 2027
  - <30% of patient's treated with currently approved CPIs respond to therapy; that is, >70% are resistant to CPI!
  - The majority of patients resistant to CPI will require combination therapy
- INB03 prevents proliferation and function of MDSC to improve response of existing CPI therapies by eliminating a major resistance mechanism
  - INB03 is acting as a CPI "potentiator"

INB03 targets soluble TNF*

- ***INB03*** neutralizes soluble TNF (sTNF) without affecting transmembrane TNF (tmTNF) or TNF receptors
  - ***Eliminates*** sTNF that promotes the growth and function of MDSC that protects the tumor from the patient's immune system and immunotherapy
  - ***Supports*** tmTNF that bolsters immune response by improving NK/DC cross-talk to allow recruitment of tumor infiltrating lymphocytes (TILs)
- ***INB03*** is currently the only "selective" TNF inhibitor
  - Currently available drugs are "nonselective" TNF inhibitors
  - Nonselective TNF inhibitors are contraindicated in patients with cancer because of immunosuppression

* Tumor Necrosis Factor alpha

Precision therapy: Targets sTNF not tmTNF

INmuneBio INNATE IMMUNITY

Soluble TNF


Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
Log [anti-TNF (μg/ml)]
INB03
etanercept
infliximab
adalimumab
vehicle

Inflammatory soluble TNF eliminated:
No paracrine signaling through receptors


INB03
solTNF
(recombinant or
physiological)
Exchange =
No paracrine
signaling

Trans-membrane TNF


Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
2
Log [anti-TNF (μg/ml)]
INB03
etanercept
infliximab
adalimumab
vehicle

Immunoprotective transmembrane TNF unaffected:
Allows juxtacrine cell-cell signaling


INB03
Normal
juxtacrine
signaling

Zalevsky et al., *J. Immunol.* 2007

Expected dose: *1mg/kg/week subQ*



Repeat Dose Modeling of XENP1595 in Humans
1mg/kg Administered SC Every 5, 7, or 10 Days
XENP1595 (ug/mL)
10
1
0.1
0
5
10
15
20
25
30
Time (day)
2.4µg/ml
1.3µg/ml
0.5µg/ml
10d
5d
7d

Allometric scaling of cyno PK data suggests weekly dosing of 1 mg/kg SC in humans will sustain >1 µg/ml trough serum levels of INB03

V = 494.9 ml
k_{01} = 3.552/day
k_{10} = 0.25/day

Volume and k_{ab} are the same as for cyno. The k_{el} term is reduced by ~2x

Manufacturing


XENP1595
Conc: 100mg/mL
Lot#: A09132A
Storage: 2-8ºC
Manufacture Date

RP-HPLC of INB03


mAU
35
30
25
20
15
10
5
0
0
10
20
30
40
50
min

- INB03 was engineered for single, site-specific clean pegylation (10kD PEG/monomer x 3 monomers)
- Unpegylated XENP550 is produced through E. coli expression
- INB03 is a nonglycosylated small (17 kD monomer) & stable homotrimeric protein, with superior manufacturing vs. mAbs & Fc fusions
- Current production yield = ~300mg/liter
- Yd improvement and new batch manufacturing planned for after IPO

INmuneBio
INNATE IMMUNITY

Pre-clinical data: *52 publications*

Rodent

- Infectious disease
  - Listeria, mTB, viral encephalitis
- Neurology
  - Neurodegeneration – AD, MS, PD, HD, ALS
  - Neuroinflammation – epilepsy, depression, PTSD
- Autoimmunity
  - RA, CD
- Ophthalmology
  - glaucoma

- Metabolic
  - ***Confidential**** X 2
- Oncology
  - Prevents cancer by ↓MDSC
  - ***Confidential**** X 4

Non-human Primate

- MTPT NHP PD model – 8 months of therapy

Dosing

- 10mg/kg 2 or 3x per week SubQ

* *ongoing confidential pre-clinical programs*

INKmune MOA



INB16
CD15 epitope
CD2L
CD2
CD16
NK
SS
CD3ζ
rNK
TpNK 4h
NK signalling upon co-culture with CTV-1
% positive
Min
pLAT
pZAP70
pSTAT5



Lowdell2007

Biomarker – patient selection



% Specific lysis
70
60
50
40
30
20
10
0
AML
CLL
MCF-7

Autologous INKmune pNK cells lyse primary MM cells irrespective of prior treatment



p=0.018
% SPECIFIC LYSIS
100
75
50
25
0
NK
TaNK
NK
TaNK
+Dexamethasone
-Dexamethasone

INKmune pNK target tumor and NOT normal cells



Normal B cells
Myeloma B cells
Nil
NK
INKmune
To-Pro
FSC

Am J Hematology; 86:967-973

INB16 vs IL-2 priming – 412 Differential gene expression profiles


INB16
IL-2
Colour Key
No change

ALCAM – NK cell migration and adhesion
STAT5 – “molecular switch” essential for NK killing
CD70 – CD27L and NCR for B cell tumours
VEGFA – survival signal for NK
CXCL10 – chemoattractant for NK cells

The surprise: *the tumor, NOT the immune system is the cause of relapse!*



Relapser NK cells
Survivor NK cells
Does not kill
Does Not Kill
Kills
Kills
Relapser AML
Survivor AML

- Relapser NK cells <u>**kill**</u> survivors AML.
- Survivor NK cells <u>***can not kill***</u> relapser AML.

Conclusion: AML mutates to evade NK cell killing.

INmuneBio INNATE IMMUNITY

INKmune Market: CaOva and High-Risk MDS

Patients	U.S.	EU + ROW	Market Op
Ovary	14,080	15,488	29,568
High-risk MDS	5,000	5,500	10,500
Total	19,080	20,988	40,068

- ***Assumptions***
  - U.S. market, NCI data with deaths used as proxy for advanced disease
  - ROW market is 10% of EU/U.S. market
- Significant opportunity for market expansion into other tumor types

INmune Bio Pipeline


Pre-clinical
Phase I
Phase II
MDSC Program
INB03 monotherapy
INB03 combination therapy
NK Program
INKmune CaOva
INKmune high risk MDS